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EXHIBIT 4.2

                     [FORM OF COMMON STOCK PURCHASE WARRANT]

         WARRANT NO. C-___

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE BLUE SKY LAWS, AND ARE SUBJECT TO CERTAIN INVESTMENT REPRESENTATIONS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT AND SUCH APPLICABLE BLUE SKY LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                           EXCALIBUR INDUSTRIES, INC.



                        WARRANT TO PURCHASE COMMON STOCK
                        --------------------------------


Warrant No. C-___                                             ________ __, 200_

         THIS CERTIFIES THAT, ___________________, or any registered assigns (the "HOLDER") having its principal residence at _____________________, is entitled to subscribe for and purchase from Excalibur Industries, Inc., a Delaware corporation (the "COMPANY"), at any time and from time to time on or before the Expiration Date (as defined below), _________________ (______) fully paid and nonassessable shares (the "SHARES") of the Company's Common Stock (the "COMMON STOCK") at the Exercise Price (as defined below) on the terms and conditions specified herein.

         This Warrant to Purchase Common Stock (the "WARRANT") is subject to the following provisions, terms and conditions:

         1. EXPIRATION OF THE WARRANT. This Warrant shall be exercised, if at all, on or prior to ______________ __, 200__.

         2. EXERCISE PRICE. Subject to the adjustments provided herein, the Exercise Price of this Warrant shall be _____________ ($_____) per Share.

         3. EXERCISE OF THE WARRANT. The purchase rights under this Warrant may be exercised, in whole or in part, at any time and from time to time on or after the date hereof, by the Holder surrendering this Warrant with the form of notice attached hereto duly executed by such Holder, to the Company at its principal office, accompanied by payment, in cash, by wire transfer to an account of the Company, or by check payable to the order of the Company, of the aggregate Exercise Price payable in respect of the Shares of Common Stock being purchased. As soon as practicable after the exercise of this Warrant and payment of the aggregate Exercise Price, the Company will cause to be issued in the name of and

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delivered to the Holder hereof, or as such Holder may direct, a certificate or certificates representing the Shares purchased upon exercise.

         The Company may require that such certificate or certificates contain on the face thereof a legend substantially as follows:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE BLUE SKY LAWS, AND ARE SUBJECT TO CERTAIN INVESTMENT REPRESENTATIONS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT AND SUCH APPLICABLE BLUE SKY LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         Prior to any such exercise, neither the Holder, nor any person entitled to receive Shares issuable upon exercise of this Warrant, shall, in such Holder's capacity as the Holder of this Warrant, be or have any rights of a shareholder of the Company. In the event of the exercise or assignment hereof in part only, the Company shall cause to be delivered to the Holder a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of shares of the Common Stock purchasable hereunder as to which this Warrant has not been exercised or assigned.

         4. STOCK FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that this Warrant has been authorized by all necessary corporate action, that all Shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free of preemptive rights, and free from all liens. The Company covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, it shall reserve, for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, sufficient Shares of Common Stock.

         5. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, and the number of shares of Common Stock to be issued shall be determined by rounding to the nearest whole share (a half share being treated as a full share for this purpose). Such exercise shall be determined on the basis of the total number of shares of Common Stock the Holder is at the time purchasing upon exercise and such rounding shall apply to the number of shares of Common Stock issuable upon such aggregate exercise.

         6. NEGOTIABILITY AND TRANSFER. This Warrant is issued upon the following terms, to which the Holder consents and agrees:

                  (a) Title to this Warrant may be transferred in whole or in part only by endorsement (by the Holder hereof executing the

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                  form of assignment attached hereto) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

                  (b) Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder of this Warrant as absolute owner hereof for all purposes without being affected by any notice to the contrary; and

                  (c) This Warrant may be sold or transferred only to an affiliate of the Holder, if such assignee is an accredited investor within the meaning of the Securities Act.

         7. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events as follows.

                  (a) RECLASSIFICATION OR MERGER. While this Warrant remains outstanding and unexpired, in case of any reclassification, change or conversion of the Common Stock issuable upon exercise of this Warrant (other than a change in par value, or as a result of a subdivision or combination), or in case of any merger or consolidation of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute and deliver to the Holder a new Warrant (in form and substance reasonably satisfactory to the Holder) providing that the Holder shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of the Shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger had the Warrant been exercised immediately prior to such event. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7 to pursue the economic benefit intended to be conferred upon the Holder by this Warrant. The provisions of this Section 7(a) shall similarly apply to any successive reclassification, changes, mergers and transfers occurring while this Warrant remains outstanding and unexpired.

                  (b) SUBDIVISIONS OR COMBINATION OF SHARES. If the Company, at any time while this Warrant remains outstanding and unexpired, shall subdivide or combine its Common Stock or in the event of any dividend payable on the Common Stock in shares of Common Stock, the number of shares of Common Stock issuable upon exercise hereof shall be proportionately adjusted and the Exercise Price shall be increased or decreased, as the case may be, so that the aggregate Exercise Price of this Warrant shall at all times remains unchanged.

                  (c) NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or through any reorganization,

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                  recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder as the holder of this Warrant against impairment.

                  (d) NOTICES OF RECORD DATE. While this Warrant remains outstanding and unexpired, in the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all of substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail to the Holder, as the holder of the Warrant, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (e) NOTICE OF ADJUSTMENTS. Whenever the Exercise Price shall be adjusted pursuant to the provisions hereof, the Company shall within thirty (30) days after such adjustment deliver a certificate signed by its chief financial officer to the Holder as the registered holder hereof setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price after giving effect to such adjustment.

         8. NOTICES, ETC. All notices and other communications from the Company to the Holder of this Warrant shall be mailed, by first class mail, to such address as may have been furnished to the Company in writing by such Holder, or, until an address is so furnished, to and at the address of the last holder of this Warrant who has so furnished an address to the Company. All communications from the holder of this Warrant to the Company shall be mailed by first class mail to the Company's principal office, or such other address as may have been furnished to the holder in writing by the Company.

         9. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and delivery a new warrant of like tenor and dated as of such cancellation in lieu of this Warrant; PROVIDED, HOWEVER, if any Warrant of which the original holder, its nominee, or any of its partners or affiliates is the registered holder is lost, stolen or destroyed, the affidavit of the registered holder

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setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required as a condition to the execution and delivery by the Company of a new Warrant in replacement of such lost, stolen or destroyed Warrant other than the registered holder's unsecured written agreement to indemnify the Company.

         10. ACKNOWLEDGMENT OF THE HOLDER. The Holder hereby represents and warrants as follows:

                  (a) To the extent requested, it has provided the Company with complete and accurate information concerning its knowledge, experience and financial condition;

                  (b) As a sophisticated investor, the undersigned has such knowledge and experience in financial business matters that the undersigned believes it is capable of evaluating the merits and risks of the prospective investment in this Warrant;

                  (c) The undersigned recognizes that investment in this Warrant may involve a high degree of risk, that transferability and resale is restricted and that, in the event of disposition of the underlying Common Stock, the undersigned could sustain a loss;

                  (d) In connection with its purchase of this Warrant, the undersigned represents and warrants that it intends to acquire this Warrant for investment purposes and not with a view to or for resale in connection with any distribution thereof, and agrees that it will not sell or assign this Warrant without registration under all applicable securities laws or appropriate exemption therefrom. The undersigned understands and acknowledges that this Warrant has not been registered under the Securities Act of 1933, as amended, nor under applicable Blue Sky laws, pursuant to exemptions therefrom, which depend upon its investment intention. The undersigned also understands and acknowledges that the underlying Common Stock has not been, nor will be registered under applicable securities laws and therefore will not be freely transferable and that the shares of Common Stock will be marked with an appropriate legend reciting the resale restrictions; and

                  (e) The undersigned represents that it qualifies as an "Accredited Investor" for purposes of Regulation D promulgated under the Securities Act.

         11. MISCELLANEOUS.

                  (a) The representations, warranties and agreements herein contained shall survive the exercise of this Warrant. References to the "Holder of" include the immediate holders of shares purchased on the exercise of this Warrant, and this word "Holder" shall include the plural thereof.

                  (b) This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

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                  (c) This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

                  (d) The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

                  (e) The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         IN WITNESS WHEREOF, this Warrant has been duly executed by the undersigned, as of this ___th day of ___________, 200_.


                                      EXCALIBUR INDUSTRIES, INC.


                                      By:
                                          --------------------------------------
                                           Its:
                                               ---------------------------------

                                      -------------------


                                      By:
                                          --------------------------------------

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                                  EXERCISE FORM

                   To be signed only upon exercise of Warrant.

         The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase price right represented by such Warrant for, and to purchase thereunder, of the shares of Common Stock of Excalibur Industries, Inc. (the "COMPANY") to which such Warrant relates and herewith makes payment of $___________ therefor in cash or by certified check and requests to be delivered to the undersigned, the address for which is set forth below the signature of the undersigned.


Dated:
      --------------------------------------


                                         ---------------------------------------


                                      By:
                                          --------------------------------------
                                           Its:
                                               ---------------------------------

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                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ("ASSIGNEE") the undersigned's entire right, title and interest in and to the Warrant to Purchase ________ Shares of Common Stock of Excalibur Industries, Inc. (the "COMPANY"), and hereby irrevocably appoints __________________________ as attorney-in-fact to transfer such Warrant on the books of the Company.


Dated:
      -------------------------


                                      ------------------------------------------
                                      Signature of Assignor

                                      By:
                                          --------------------------------------
                                           Its:
                                               ---------------------------------


         The Assignee represents that this Warrant and the Shares issuable upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any Shares issuable upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee acknowledges that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale.




Dated:
      ----------------------------    ------------------------------------------
                                      Signature of Assignee

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